Exhibit 99.1

Certification

Pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

        Each of the undersigned officers of First Albany Companies Inc., a New York corporation (the "Company"), does hereby certify to such officer's knowledge that:

        The Quarterly Report on Form 10‑Q for the quarter ended March 31, 2003 (the "Form 10‑Q") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10‑Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: 05/13/03                             /s/ George. C. McNamee

                                                     George C. McNamee

                                                     Co‑Chief Executive Officer

Dated:  05/13/03                             /s/ Alan P. Goldberg

                                                       Alan P. Goldberg

                                                      Co-Chief Executive Officer

Dated: 05/13/03                             /s/ Steven R. Jenkins

                                                       Steven R. Jenkins

                                                      Chief Financial Officer